As filed with the Securities and Exchange Commission on December 1, 2008

United States

Securities and Exchange Commission

Washington, D.C. 20549

Form S-8

Registration Statement

Under

The Securities Act of 1933

MINERA ANDES INC.

(Exact name of Registrant as specified in its charter)

Alberta	None
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

111 E. Magnesium Road, Suite A

Spokane, Washington 99208

(Address of principal executive offices)

Minera Andes Inc. Amended Stock Option Plan

(Full title of the plan)

Allen V. Ambrose, President and Chairman

Minera Andes Inc.

111 E. Magnesium Road, Suite A

Spokane, Washington 99208

(Name and address of agent for service)

(509) 921-7322

(Telephone number, including area code, of agent for service)

Copies of communications to:

J. Brad Wiggins, Esq.

Theodora Oringher Miller & Richman PC

2029 Century Park East, 6th Floor

Los Angeles, California 90067

(310) 557-2009

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares(2)(3)	3,770,600 shares	$0.5245	$1,977,680	$77.72

(1)	Also registered hereunder are an indeterminate number of additional common shares that may become issuable by virtue of anti-dilution adjustment provisions of the Minera Andes Inc. Amended Stock Option Plan (the “Plan”) and of options issued under the Plan.
(2)	These common shares are issuable upon exercise of options that are authorized but have not yet been issued under the Plan.
(3)	Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, the offering price and registration fee were computed based on the average of the high and low prices of the Company’s common shares as reported by the OTC Bulletin Board on November 24, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Explanatory Notes

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

A previous registration statement on Form S-8, File No. 333-34023 (the “1997 Form S-8”), was filed on August 20, 1997 to register 2,000,000 common shares for issuance under the Minera Andes Inc. Amended Stock Option Plan (the “Plan”). Another registration statement on Form S-8, File No. 333-135634 (the “2006 Form S-8”) was filed on July 7, 2006 to register an additional 13,163,643 common shares for issuance under the Plan in accordance with General Instruction E of Form S-8. The 1997 S-8 and the 2006 S-8 are collectively referred to herein as the “Previous Form S-8s.”

This registration statement is being filed pursuant to General Instruction E of Form S-8 to register an additional 3,770,600 common shares for issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Previous Form S-8s (including exhibits), as described above, are hereby incorporated by reference in this registration statement.

Item 8.	Exhibits.

In addition to the documents that were filed as exhibits to the Previous Form S-8s, which are incorporated by reference in this registration statement, the documents listed in the Index to Exhibits have been filed as part of this registration statement.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Form 40-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant included in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on November 28, 2008.

MINERA ANDES INC.

By:	/s/ Allen V. Ambrose
Allen V. Ambrose
President and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allen V. Ambrose	President, Chairman and Director	November 28, 2008
Allen V. Ambrose	(Principal Executive Officer)

/s/ Henry A. John	Chief Financial Officer (Principal	November 28, 2008
Henry A. John	Financial and Accounting Officer)

/s/ Richard P. Clark	Director	November 28, 2008
Richard P. Clark

/s/ Victor Lazarovici	Director	November 28, 2008
Victor Lazarovici

/s/ A.D. (Darryl) Drummond	Director	November 28, 2008
A.D. (Darryl) Drummond

/s/ Robert R. McEwen	Director	November 28, 2008
Robert R. McEwen

/s/ Donald Roy M. Quick	Director	November 28, 2008
Donald Roy M. Quick

Director
Allan J. Marter

INDEX TO EXHIBITS

4.1	Articles of Amalgamation of Minera Andes Inc. with amendments thereto(1)

4.2	Certificate of Amendment and Registration of Restated Articles dated June 30, 2000 (2)

4.3	Restated Bylaws of Minera Andes Inc. (3)

4.4	Minera Andes Inc. Amended Stock Option Plan, as amended on June 2, 2008

4.5	Minera Andes Inc. Amended Stock Option Plan, as amended on August 5, 2008

5.1	Opinion of Bonnie L. Kuhn LLB

23.1	Consent of BDO Dunwoody LLP

23.2	Consent of Bonnie L. Kuhn LLB (included in Exhibit 5.1)

(1) Originally filed as an exhibit to our Form 10-SB registration statement on June 20, 1997, and incorporated herein by reference.

(2) Originally filed as an exhibit to our Form S-8 registration statement on July 7, 2006, and incorporated herein by reference.

(3) Originally filed as an exhibit to our Form 6-K filed on June 30, 2008, and incorporated herein by reference.

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